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                                                                 EXHIBIT (23)(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to Form S-3 (No. 33-58405) and to the Registration Statement (Form S-3) and related Prospectus of KeyCorp for the registration of a combined $1,261,500,000 of securities and to the incorporation by reference therein of our report dated January 16, 1996, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP



Cleveland, Ohio
August 14, 1996